Dr. Wolfgang Priemer

Gaußstraße 15
32257 Bünde
Tel. +49 (0)5223/87547
Fax +49 (0)5223/878238

Lord Bissell & Brook LLP
Att. Ronald Warner
300 S. Grand Avenue, Suite 800
LOS ANGELES, CA 90071

April 15 th 2008

Controlling Stockholder Agreement

Opt Out Notification

Dear Gentlemen and / or Stockholders,

I, Dr. Wolfgang Priemer, hereby opt out entirely of the Controlling Stockholders Agreement and Amendment No. 1 to the controlling Stockholders Agreement, as authorized under section 4, titled " Ability to Opt Out ", of the Controlling Stockholders Agreement as I found out that I was cut off from information lately being sent to the board of directors.
This notice is to be effective as of the date set forth above.

Sincerely,

Dr. Wolfgang Priemer

Copy:
Daniel C. Montano, 2877 Paradise Road, Unit 90144, Las Vegas , NV 89109, USA
Prof. Dr. Thomas Stegmann, Spiegelstr. 10, 36100 Petersberg
Joong-Ki Baik, Sampoong, Apt. 6-201, Seo Cho 4 Dong, Seo-Cho Ku, Seoul 137-779, Korea
Grant Gordon, 959 North Cheyenne Street, Orange, California 92869, USA